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                       1994 EMPLOYEE STOCK PURCHASE PLAN

                                      OF

                             THE PITTSTON COMPANY

                (As Amended and Restated as of August 1, 2001)


================================================================================
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                               TABLE OF CONTENTS
                               -----------------

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                                                                            Page
                                                                            ----
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ARTICLE I    - Purpose of the Plan...........................................  1

ARTICLE II   - Definitions...................................................  1

ARTICLE III  - Administration................................................  4

ARTICLE IV   - Number of Shares To Be Offered................................  5

ARTICLE V    - Eligibility and Participation.................................  6

ARTICLE VI   - Effect of Termination of Employment...........................  9

ARTICLE VII  - Rights Not Transferable.......................................  9

ARTICLE VIII - Limitation on Stock Ownership................................. 10

ARTICLE IX   - Miscellaneous Provisions...................................... 10

ARTICLE X    - Amendment or Termination of the Plan.......................... 12

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                                                                               1

                       1994 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                                       OF
                                       --
                             THE PITTSTON COMPANY
                             --------------------


                (As Amended and Restated as of August 1, 2001)


                                   ARTICLE I

                              Purpose of the Plan
                              -------------------

          The 1994 Employee Stock Purchase Plan of The Pittston Company (the "Plan"), as amended and restated as of August 1, 2001, is a continuation and improvement of the Plan as in effect immediately prior to such date. The Plan enables eligible employees of the Company and its Subsidiaries to purchase through regular payroll deductions shares of common stock of The Pittston Company. The Company intends this Plan to encourage such employees to acquire a proprietary interest in the Company with a view toward further identifying their interests with those of other shareholders of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

                                  ARTICLE II

                                  Definitions
                                  -----------

          Section 1. Wherever used in the Plan, the following terms shall have the meanings indicated:

          Board: The Board of Directors of the Company.
          -----

          Code: The Internal Revenue Code of 1986, as amended.
          ----

          Committee: The committee designated by the Board to administer the
          ---------
     Plan in accordance with Section 1 of Article III. Until otherwise determined by the Board, the Administrative Committee designated by the Board shall be the Committee under the Plan.

          Common Stock: Pittston Brink's Group Common Stock. Such shares of
          ------------
     Common Stock of the Company shall be subject to such terms, conditions and restrictions, including without limitations, restrictions on resale of such shares for a specified period of time, as shall be determined by the Committee.

          Company: The Pittston Company.
          -------

          Compensation: The annual base rate of pay of a Participant, including
          ------------
     commissions but excluding, unless otherwise determined by the Committee in accordance with nondiscriminatory rules adopted by it, overtime or premium pay.

          Dividend Date:  The date on which a cash dividend on Common Stock is
          -------------
     paid.

          Eligible Employee: Any employee of the Company or a Subsidiary who is
          -----------------
     customarily employed for at least 20 hours per week; provided, however,
                                                          --------  -------
     that in the case of an employee who is covered by a collective bargaining agreement, he or she shall not be considered an Eligible Employee unless and until the labor organization representing such individual has accepted the Plan on behalf of the employees in the collective bargaining unit. Any such employee shall continue to be an Eligible Employee during an approved leave of absence provided such employee's right to continue employment with the Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with, or a policy of, the Company or a Subsidiary.

          Fair Market Value: With respect to shares of Common Stock, the
          -----------------
     average of the high and low quoted sale prices (including any sale prices determined on a when issued basis) of a share of such stock on the applicable Offering Date, Purchase Date, Dividend

     Date or other date specified herein, as the case may be, as reported on the New York Stock Exchange Composite Transactions Tape; provided that (a) if on such Offering Date, Dividend Date or any other date other than the Purchase Date, there is no reported sale transaction on the New York Stock Exchange Composite Transactions Tape, Fair Market Value shall be determined on the first subsequent date on which such a transaction shall have occurred, and (b) if on such Purchase Date there is no such transaction, Fair Market Value shall be determined on the last preceding date on which such a transaction shall have occurred.

          Offering Date:  The first day of each six-month period commencing on
          -------------
     July 1 or January 1 on and after July 1, 1994.

          Offering Period: With respect to each Participant, the six-month
          ---------------
     period from an Offering Date to and including the next following Purchase Date.

          Participant: An Eligible Employee who elects to participate in the
          -----------
     Plan on an Offering Date in accordance with the provisions of the Plan. All Participants shall have the same rights and privileges except as otherwise permitted by Section 423 of the Code and the Plan.

          Plan Cash Account: The cash account maintained by the Company on its
          -----------------
     books for each Participant pursuant to the Plan.

          Purchase Date: The last day of each six-month Offering Period.
          -------------

          Purchase Price: The price at which Participants may purchase shares
          --------------
     of Common Stock in accordance with the Plan.

          Stock Account: The stock account consisting of shares of Common Stock
          -------------
     maintained by a recordkeeper selected by the Company
     for each Participant pursuant to the Plan. Subsidiary: A subsidiary
                                                ----------
     corporation, as defined in Section 424 of the Code, which is designated by the Committee as a Subsidiary for purposes of the Plan.

                                  ARTICLE III

                                Administration
                                --------------

          Section 1. Subject to the authority of the Board as described herein, the Plan shall be administered by a committee designated by the Board, which shall be composed of at least three members. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Company's bylaws or of the Plan, all determinations by the Committee or the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all persons, including the Company and its shareholders and Eligible Employees and Participants under the Plan.

          Section 2. All authority of the Committee provided for in, or pursuant to, this Plan, including that referred to in Section 1 of this Article III, may also be exercised by the Board. In the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board taken in connection with this Plan, the actions of the Board shall control.

                                  ARTICLE IV

                        Number of Shares To Be Offered
                        ------------------------------

          Section 1. Subject to the provisions of Section 2 of this Article IV, the maximum number of shares of Common Stock which may be issued or allocated pursuant to the Plan shall be 984,905 shares of Common Stock.

          Section 2. In the event of any dividend payable in Common Stock or any split or combination of Common Stock, (a) the number of shares which may be issued under this Plan shall be proportionately increased or decreased, as the case may be, (b) the number of shares (including shares subject to rights to purchase which have not been exercised) thereafter deliverable shall be proportionately increased or decreased, as the case may be, and (c) the aggregate Purchase Price shall not be changed. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to holders of shares of Common Stock) affecting Common Stock, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee or the Board may deem appropriate, and the number of shares thereafter deliverable (including shares subject to rights to purchase which have not been exercised) and/or the Purchase Price shall be subject to such adjustment as the Committee or the Board may deem appropriate. In the event of a merger or share exchange in which the Company will not survive as an independent, publicly owned corporation, or in the event of a consolidation or of a sale of all or substantially all of the Company's assets, provision shall be made for the protection and continuation of any outstanding rights to purchase by the substitution, on an equitable basis, of such shares of stock, other securities, cash, or any combination thereof, as shall be appropriate.

                                   ARTICLE V

                         Eligibility and Participation
                         -----------------------------

          Section 1. An Eligible Employee who shall have satisfied all eligibility requirements on or before any Offering Date may become a Participant for the Offering Period commencing on such Offering Date by filing with the office or offices designated by the Committee an enrollment form prescribed by the Committee authorizing payroll deductions not less than ten business days prior to such Offering Date. By enrolling in the Plan, a Participant shall be deemed to elect to purchase the maximum number of whole shares of Common Stock that can be purchased with the amount of the Participant's Compensation which is withheld during the Offering Period.

          Section 2. A Participant shall automatically participate in each successive Offering Period until the time of such Participant's withdrawal from the Plan as hereinafter provided. A Participant shall not be required to file any additional enrollment forms for any such successive Offering Period in order to continue participation in the Plan.

          Section 3. Each Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% up to and including 10% of such Participant's Compensation (up to a maximum of $12,750 per calendar year); provided, however, that in no event shall the amount withheld
                -------- -------
during an Offering Period exceed 50% of such Participant's Compensation determined on the Offering Date. A Participant may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing with the Committee a form to be prescribed by it, at any time prior to the end of such Offering Period for which such reduction is to be effective. Not more than one reduction may be made in any Offering Period unless otherwise determined by nondiscriminatory rules adopted by the Committee. A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing, at the appropriate office provided for in Section 1 of this Article V, a new authorization for payroll deductions not less than ten business days prior to the Offering Date for such subsequent Offering Period.

          Section 4. The Purchase Price for each share of Common Stock to be purchased under the Plan in respect of any Offering Period shall be 85% of the Fair Market Value of such share on either (a) the Offering Date in respect thereof or (b) the Purchase Date in respect thereof, whichever is less.

          Section 5. The aggregate Purchase Price shall be accumulated throughout the Offering Period solely by payroll deductions which shall be applied automatically to purchase shares of Common Stock on the Purchase Date for such Offering Period. Payroll deductions shall commence on the first payday following the applicable Offering Date and shall continue to the end of the Offering Period subject to prior decrease, withdrawal or termination as provided in the Plan.

          Section 6. The Company will maintain a Plan Cash Account on its books in the name of each Participant. On each payday the amount deducted from each Participant's Compensation will be credited to such Participant's Plan Cash Account. No interest shall accrue on any such payroll deductions. As of the Purchase Date with respect to each Offering Period, the amount then in such Plan Cash Account shall be applied to the purchase of the number of whole shares of Common

Stock determined by dividing such amount by the applicable Purchase Price of Common Stock. Any cash amounts remaining at the end of an Offering Period shall be accumulated and used to purchase shares during the next Offering Period.

          Section 7. The shares of Common Stock purchased on behalf of a Participant shall be transferred to a Stock Account maintained by a recordkeeper selected by the Company. All rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose account such Common Stock is held. Each Participant is entitled to direct the recordkeeper as to the manner in which such Common Stock is to be voted.

          Upon the termination of the Plan pursuant to Article X, each Participant shall receive a cash payment equal to any cash in his or her Plan Cash Account.

          Section 8. A Participant may elect to cease active participation in the Plan at any time up to the end of an Offering Period by filing with the Committee a form to be prescribed by it. As promptly as practicable after such filing, all payroll deductions credited to such Participant's Plan Cash Account shall be returned to such Participant in cash, without interest. A Participant who elects to cease participation in the Plan may not resume participation in the Plan until after the expiration of the then current Offering Period. Thereafter, any such Participant may enroll in the Plan by filing an enrollment form as provided in Section 1 of this Article V.

          Section 9. In the event that the aggregate number of shares of Common Stock which all Participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares which each

Participant shall become entitled to purchase during such Offering Period shall be determined by multiplying the number of such shares available for issuance by a fraction whose numerator shall be the number of the shares such Participant has elected to purchase and whose denominator shall be the number of the shares which all Participants have elected to purchase. Any amounts deducted from a Participant's Compensation in excess of the amount that may be used to acquire shares of Common Stock shall be refunded to the Participant as soon as practicable.

                                  ARTICLE VI

                      Effect of Termination of Employment
                      -----------------------------------

          Any amounts credited to the Plan Cash Account of a Participant whose employment is terminated for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee, shall be refunded, without interest, to such individual, or, in the event of his or her death, to his or her legal representative. A transfer by a Participant from the Company to a Subsidiary, from one Subsidiary to another, or from a Subsidiary to the Company shall not be considered to be a termination of employment.

                                  ARTICLE VII

                            Rights Not Transferable
                            -----------------------

          The rights of any Participant in the Plan, including any right to purchase shares of Common Stock, or in any Common Stock or moneys to which he or she may be entitled under the Plan shall not be transferable otherwise than by will or the applicable laws of descent and distribution and any such right to purchase shall be exercisable, only during the lifetime of such Participant, and then only by such Participant. If a Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights under the Plan, other than by will, such attempt shall be deemed to constitute a cessation of participation in the Plan and the provisions included in Section 8 of Article V shall apply.

                                 ARTICLE VIII

                         Limitation on Stock Ownership
                         -----------------------------

          Notwithstanding any provision herein to the contrary, no Participant shall have a right to purchase shares of Common Stock pursuant to Article V if
(a) such Participant, immediately after electing to purchase such shares, would own Common Stock possessing 5% or more of the total combined voting power or value of stock of the Company or of any Subsidiary, or (b) the rights of such Participant to purchase Common Stock under the Plan would accrue at a rate that exceeds $25,000 of the Fair Market Value of such Common Stock (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time. For purposes of the foregoing clause (a), ownership of Common Stock shall be determined by the attribution rules of
Section 424(d) of the Code and Participants shall be considered to own any Common Stock which they have a right to purchase under the Plan or any other stock option or purchase plan.

                                  ARTICLE IX

                           Miscellaneous Provisions
                           ------------------------

          Section 1. Nothing in the Plan shall be construed to give any Eligible Employee or Participant the right to be retained in the employ of the Company or a Subsidiary or to affect the right of the

Company or any Subsidiary or a Participant to terminate such employment at any time with or without cause.

          Section 2. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock which he or she may have a right to purchase under the Plan until the date such shares are purchased and deposited in the Participant's Stock Account.

          Section 3. Each right to purchase shares of Common Stock under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of such right to purchase or the shares of Common Stock subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such right to purchase or the issue of Common Stock pursuant thereto, then, anything in the Plan to the contrary notwithstanding, no such right to purchase may be exercised in whole or in part, and no shares of Common Stock shall be issued, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Committee.

          Section 4. All instruments evidencing participation in the Plan shall be in such form, consistent with the Plan and any applicable determinations or other actions of the Committee and the Board, as the Company shall determine.

          Section 5. The Committee may establish appropriate procedures with a view toward obtaining information regarding any disqualifying disposition by any person of shares of Common Stock which may make available to the Company a tax deduction in respect of such disposition.

                                   ARTICLE X

                     Amendment or Termination of the Plan
                     ------------------------------------

          Section 1. The Plan became effective as of July 1, 1994, and shall terminate on June 30, 2007, unless the shareholders theretofore shall have approved an extension of such termination date.

          Section 2. The Board may, at any time and from time to time, amend (including, but not limited to, amendments to the Plan to increase the Purchase Price described in Section 4 of Article V), modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall:

          (a) increase the maximum number (determined as provided in the Plan) of shares of Common Stock which may be issued pursuant to the Plan;

          (b) permit the issuance of any shares of Common Stock at a Purchase Price less than that provided in the Plan as approved by the shareholders;

          (c) extend the term of the Plan; or

          (d) cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.